Exhibit (a)(1)(F)

OPTION EXCHANGE—ELECTION FORM

THIS OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON WEDNESDAY, NOVEMBER 16, 2022, UNLESS EXTENDED

Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the Offer to Exchange Eligible Options for New Restricted Stock Units, dated October 19, 2022, filed with the U.S. Securities and Exchange Commission and separately delivered to you by email from TCR2 Therapeutics Inc. (“TCR2”), describing the terms of the Exchange Offer (the “Offer Documents”); (2) the email from TCR2 on October 19, 2022 announcing the commencement of the Exchange Offer; and (3) this Election Form. The Exchange Offer is subject to the terms set forth in the Offer Documents, as they may be amended from time to time. The Exchange Offer expires at 11:59 p.m., Eastern Time, on Wednesday, November 16, 2022, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.

PLEASE CAREFULLY REVIEW AND FOLLOW THE INSTRUCTIONS BELOW.

If you wish to participate in the Exchange Offer with respect an Eligible Option, please select “Yes, exchange Eligible Option(s) for New Restricted Stock Unit(s) as indicated below.” Select “Yes” next to each applicable grant in order to tender such Eligible Option in exchange for the grant of New RSU(s) under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole.1 If you select “No” under “Exchange Eligible Options for New RSUs?”, such Eligible Option will remain outstanding subject to its original terms, and no New RSUs will be granted to you in exchange for such Eligible Option.

If you wish to reject the Exchange Offer and retain all of your Eligible Options, please select “No, reject the Exchange Offer and retain all Eligible Options.”

Please sign this form via DocuSign by 11:59 p.m., Eastern Time, on Wednesday, November 16, 2022, unless the Expiration Time for the Exchange Offer is extended. If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Option(s) subject to their original terms, and no New RSUs will be granted to you.

Name:

o No, reject the Exchange Offer and retain all Eligible Options

o Yes, exchange Eligible Option(s) for New Restricted Stock Unit(s) as indicated below:

ELIGIBLE OPTIONS						NEW RSUs		Exchange Eligible Options for New RSUs?
Grant ID	Grant Date	Grant Type	Vesting Start Date	Exercise Price	Outstanding Shares	Ratio	RSUs
								o Yes	o No
								o Yes	o No
								o Yes	o No
								o Yes	o No
								o Yes	o No
								o Yes	o No

100 Binney Street, Suite 710 Cambridge, MA 02142	Confidential	www.tcr2.com 617-949-5200

1.

Note: “Split” grants with the same Grant ID that contain both incentive stock options (ISOs) and non-qualified stock options (NQSOs) are treated as a single grant. You must make the same election for both.

Eligible Options that you elect to exchange will be cancelled and exchanged in the Exchange Offer. We will provide you with a written confirmation of the cancellation of any such options along with a restricted stock unit agreement for your New RSUs shortly following the grant of your New RSUs.

New RSUs grants that you receive in the exchange will vest in up to four annual installments following the New RSU Grant Date, subject to the Eligible Employee’s continuous service with TCR2 and other relevant terms and conditions of the 2018 Plan. These installments are illustrated in the table below for your reference:

Vesting Start Date of Eligible Options	New RSUs Vesting Schedule
Month/Year	December 1, 2022	December 1, 2023	December 1, 2024	December 1, 2025
January 2019	98%	2%	—	—
February 2019	96%	4%	—	—
March 2019	94%	6%	—	—
April 2019	92%	8%	—	—
May 2019	89%	11%	—	—
June 2019	87%	13%	—	—
July 2019	85%	15%	—	—
August 2019	83%	17%	—	—
September 2019	81%	19%	—	—
October 2019	79%	21%	—	—
November 2019	77%	23%	—	—
December 2019	75%	25%	—	—
January 2020	73%	25%	2%	—
February 2020	71%	25%	4%	—
March 2020	69%	25%	6%	—
April 2020	67%	25%	8%	—
May 2020	65%	25%	10%	—
June 2020	62%	25%	13%	—
July 2020	60%	25%	15%	—
August 2020	58%	25%	17%	—
September 2020	56%	25%	19%	—
October 2020	54%	25%	21%	—
November 2020	52%	25%	23%	—
December 2020	50%	25%	25%	—
January 2021	48%	25%	25%	2%
February 2021	46%	25%	25%	4%
March 2021	44%	25%	25%	6%
April 2021	42%	25%	25%	8%
May 2021	40%	25%	25%	10%
June 2021	37%	25%	25%	13%
July 2021	35%	25%	25%	15%
August 2021	33%	25%	25%	17%

100 Binney Street, Suite 710 Cambridge, MA 02142	Confidential	www.tcr2.com 617-949-5200

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE EXCHANGE OFFER AS SET FORTH IN THE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.

You may change your election by submitting a new properly completed and signed Election Form prior to the expiration time, which is 11:59 p.m., Eastern Time, on Wednesday, November 16, 2022, unless extended. The last valid election submitted to TCR2 prior to the expiration of the Exchange Offer shall be effective and supersede any prior Election Forms you submit.

Employee Name:	Employee Signature:

Date Signed:

100 Binney Street, Suite 710 Cambridge, MA 02142	Confidential	www.tcr2.com 617-949-5200